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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Legal name                                   Country
----------                                   -------

Websense UK Limited                          United Kingdom
Websense Japan KK                            Japan
Websense (Australia) Pty Limited             Australia
Websense International Limited               Ireland
Websense Holdings International Limited      Ireland
Websense France S.A.R.L.                     France